                                                                  Exhibit 10.32

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT dated as of January 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), is made between Lamonts Apparel, Inc., debtor and debtor in possession (hereinafter, the "GRANTOR") and FLEET RETAIL FINANCE INC., a Delaware corporation ("FRF"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined herein) in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

         Reference is made to the Debtor in Possession Credit Agreement dated as of January 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among (i) the Grantor, (ii) the lenders from time to time party thereto (the "LENDERS"), (iii) BankBoston, N.A. as Issuing Bank, and (iv) FRF, as Collateral Agent, as Swingline Lender and as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

         The Lenders have agreed to make Loans to the Grantor, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Grantor, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantor of an agreement in the form hereof to secure (a) the due and punctual payment by the Grantor of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of the Proceedings or any subsequent bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such interest is allowed or allowable as a claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Grantor under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of the Proceedings or any subsequent bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such monetary obligations are allowed or allowable as a claim in such proceeding), of the Grantor to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantor under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, (d) each of the


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                                      -2-


foregoing as if each reference to the "Lenders" therein were to each Affiliate of any Lender, and (e) any transaction with the Collateral Agent or any Affiliate of the Collateral Agent, FRF or BankBoston, N.A. which arises out of any cash management, depository, investment, letter of credit, interest rate protection, equipment leasing or other banking or financial services provided after the commencement of the Proceedings by the Collateral Agent or any Affiliate of the Collateral Agent, FRF or BankBoston, N.A., as each may be amended from time to time, (all the monetary and other obligations described in the preceding clauses (a) through (e) being collectively called the "OBLIGATIONS"). The term "Obligations" shall not include the Pre-Petition Lender Debt.

         Accordingly, the Grantor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                   ARTICLE 1.

                                   Definitions

         SECTION 1.1. DEFINITION OF TERMS USED HEREIN. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the Commonwealth of Massachusetts as of the date hereof.

         SECTION 1.2. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

         "ACCOUNT DEBTOR" shall mean any person who is or who may become obligated to the Grantor under, with respect to or on account of an Account.

         "ACCOUNTS" shall have the meaning given that term in the Uniform Commercial Code and shall mean any and all right, title and interest of the Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantor.

         "ACCOUNTS RECEIVABLE" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "CHATTEL PAPER" shall have the meaning given that term in the Uniform Commercial Code.

         "COLLATERAL" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) Goods, (g) Chattel Paper,
(h) cash and cash accounts (including the Collection Deposit


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                                      -3-


Accounts), (i) Investment Property, (j) Rights to Letter of Credit Proceeds and
(k) Proceeds, but shall exclude the Excluded Assets.

         "COMMODITY ACCOUNT" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "COMMODITY CONTRACT" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "COMMODITY CUSTOMER" shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "COMMODITY INTERMEDIARY" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "COPYRIGHT LICENSE" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Grantor or which the Grantor otherwise has the right to license, or granting any right to the Grantor under any Copyright now or hereafter owned by any third party, and all rights of the Grantor under any such agreement.

         "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by the Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on SCHEDULE I.

         "CREDIT AGREEMENT" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "DOCUMENTS" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "ENTITLEMENT HOLDER" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.


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                                      -4-


         "EQUIPMENT" shall have the meaning given that term in the Uniform Commercial Code and shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by the Grantor. The term "Equipment" shall include Fixtures.

         "FINANCIAL ASSET" shall mean (a) a Security, (b) an obligation of a person (or a share, participation or other interest in a person or in property or an enterprise of a person), that is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated security, a certificate representing a Security or a Security Entitlement.

         "FIXTURES" shall mean all items of Equipment, whether now owned or hereafter acquired, of the Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "GENERAL INTANGIBLES" shall have the meaning given that term in the Uniform Commercial Code and shall mean all choses in action and causes of action and all other assignable intangible personal property of the Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, insurance refund claims and all other insurance claims and proceeds, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "GOODS" shall have the meaning given that term in the Uniform Commercial Code.

         "INTELLECTUAL PROPERTY" shall mean all intellectual and similar property of the Grantor of every kind and nature now owned or hereafter acquired by the Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.


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                                      -5-


         "INVENTORY" shall have the meaning given that term in the Uniform Commercial Code and shall mean all goods of the Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by the Grantor under contracts of service, or consumed in the Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of the Grantor.

         "INVESTMENT PROPERTY" shall have the meaning given that term in the Uniform Commercial Code and shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Financial Assets, Commodity Contracts and Commodity Accounts of the Grantor, whether now owned or hereafter acquired by the Grantor.

         "LICENSE" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which the Grantor is a party, including those listed in the Perfection Certificate (other than those license agreements in existence on the date hereof and listed in the Perfection Certificate that by their terms prohibit assignment or a grant of a security interest by the Grantor as licensee thereunder).

         "OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "PATENT LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Grantor or which the Grantor otherwise has the right to license, is in existence, or granting to the Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Grantor under any such agreement.

         "PATENTS" shall mean all of the following now owned or hereafter acquired by the Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on SCHEDULE II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "PERFECTION CERTIFICATE" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Grantor.

         "PROCEEDS" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person


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                                      -6-


or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of the Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by the Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by the Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by the Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by the Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "RIGHTS TO LETTER OF CREDIT PROCEEDS" shall mean rights to proceeds of letters of credit, whether or not written.

         "SECURED PARTIES" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the beneficiaries of each indemnification obligation undertaken by the Grantor under any Loan Document, (f) any other Person to whom the Obligations are owing, and (g) the successors and assigns of each of the foregoing.

         "SECURITIES" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "SECURITIES ACCOUNT" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "SECURITIES INTERMEDIARY" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "SECURITY ENTITLEMENTS" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "SECURITY INTEREST" shall have the meaning assigned to such term in
Section 2.01.


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                                      -7-


         "TRADEMARK LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by the Grantor or which the Grantor otherwise has the right to license, or granting to the Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of the Grantor under any such agreement.

         "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by the Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on SCHEDULE III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         SECTION 1.3. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.3 of the Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE 2.

                                SECURITY INTEREST

         SECTION 2.1. SECURITY INTEREST. As security for the payment and performance in full of the Obligations, the Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the signature of the Grantor (the Grantor hereby appointing the Collateral Agent as the Grantor's attorney to sign the Grantor's name to any such instrument or document, whether or not an Event of Default exists), and naming the Grantor as debtor and the Collateral Agent as secured party.

         SECTION 2.2. NO ASSUMPTION OF LIABILITY. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.


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                                      -8-


                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

         The Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

         SECTION 3.1. TITLE AND AUTHORITY. The Grantor has good and valid rights in and title to the Collateral and has full power and authority to grant to the Collateral Agent the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         SECTION 3.2. FILINGS. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all respects. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed in each governmental, municipal or other office applicable to the locations specified in Sections 3, 4 and 6 of the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks or Copyrights, as the case may be) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. The Grantor hereby designates the Collateral Agent as and for such Grantor's true and lawful attorney, with full power of substitution, to sign and file any financing statements (whether or not an Event of Default exists) in order to perfect or protect the Collateral Agent's security and other collateral interests in the Collateral.

         (b) The Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been recorded by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C.
Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof). Each Grantor hereby designates the Collateral Agent as and for such Grantor's true and lawful attorney, with full power of substitution, to sign and file any instruments or documents (whether or not an Event of Default exists) in order to perfect or protect the Collateral Agent's security and other collateral interests in such Collateral.

         SECTION 3.3. VALIDITY OF SECURITY INTEREST. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.2 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and
(c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than (i) Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.2 of the Credit Agreement and (ii) the Carve Out.

         SECTION 3.4. ABSENCE OF OTHER LIENS. The Collateral is owned by the Grantor free and clear of any Lien, except for (i) Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement and (ii) the Carve Out. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.

                                   ARTICLE 4.

                                    COVENANTS

         SECTION 4.1. CHANGE OF NAME; LOCATION OF COLLATERAL; RECORDS; PLACE OF BUSINESS. (a) The Grantor agrees to give the Collateral Agent prompt written notice of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in its identity or corporate structure (iv) in its Federal Taxpayer Identification Number, or (v) the acquisition by the Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent's Security Interest therein. The Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. The Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by the Grantor is damaged or destroyed.

         (b) The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

         SECTION 4.2. PERIODIC CERTIFICATION. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.1 of the Credit Agreement, the Grantor shall deliver to the Collateral Agent a certificate executed by a Financial Officer of the Grantor (a) setting forth the information required pursuant the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.2 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period and except for any fixture filings not filed as of the Closing
Date).

Each certificate delivered pursuant to this Section 4.2 shall identify in the format of Schedule I, II or III, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules.

         SECTION 4.3. PROTECTION OF SECURITY. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not consisting of the Carve Out or expressly permitted pursuant to Section 6.2 of the Credit Agreement.

         SECTION 4.4. FURTHER ASSURANCES. The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

         Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantor, to supplement this Agreement by supplementing Schedules I, II or III hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks; PROVIDED, HOWEVER, that the Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by the Grantor hereunder with respect to such Collateral. The Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

         SECTION 4.5. INSPECTION AND VERIFICATION. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, upon reasonable prior notice, at the Grantor's own cost and expense (but subject to the expense provisions of the Credit Agreement), to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. Prior to the occurrence of a Default, such inspections, evaluations and verifications shall be conducted not more than three times per rolling period of twelve months. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

         SECTION 4.6. TAXES; ENCUMBRANCES. At its option, on five days' prior notice to the Grantor, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to
Section 6.2 of the Credit Agreement, may cure defaults under executory contracts and agreements and unexpired leases, may provide adequate assurance of future performance on executory contracts and unexpired leases, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.6 shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents, and provided further that the making of any such payments by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor's failure to have made such payments.

         SECTION 4.7. ASSIGNMENT OF SECURITY INTEREST; DELIVERY OF INVESTMENTS, ETC. (a) If at any time the Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

         (b) Pursuant to the terms of this Agreement, the Grantor has endorsed, assigned and delivered to the Collateral Agent all negotiable or non-negotiable instruments, Financial Assets consisting of certificated securities and Chattel Paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Collateral Agent may have specified. In the event that the Grantor shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments, Financial Assets consisting of certificated securities or Chattel Paper to be pledged by it hereunder, the Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

         (c) To the extent that any Financial Assets now or hereafter acquired by the Grantor are uncertificated securities and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall cause the issuer to note on its books the Security Interest of the Collateral Agent in such uncertificated securities and shall cause the issuer, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of the Grantor or such nominee. To the extent that any Financial Assets (including certificated or uncertificated securities) or other Investment Property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, the Grantor shall, at the request of the Collateral Agent, cause such Securities Intermediary or (as the case may be) Commodity Intermediary, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such Securities Intermediary as to such Financial Assets or other Investment Property, or (as the case may be) to apply any value distributed on account of any Commodity Contract as directed by the Collateral Agent to such Commodity Intermediary, without further consent of the Grantor or such nominee.

         (d) To the extent that the Grantor is a beneficiary under any written letter of credit now or hereafter issued in favor of the Grantor, the Grantor shall deliver such letter of credit to the Collateral Agent. The Collateral Agent shall from time to time, at the request and expense of the Grantor, make such arrangements with the Grantor as are in the Collateral Agent's reasonable judgment necessary and appropriate so that the Grantor may make any drawing to which the Grantor is entitled under such letter of credit, without impairment of the Collateral Agent's perfected security interest in the Grantor's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Collateral Agent's request, the Grantor shall, for any letter of credit, whether or not written, now or hereafter issued in favor of the Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent.

         SECTION 4.8. CONTINUING OBLIGATIONS OF THE GRANTOR. The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.9. USE AND DISPOSITION OF COLLATERAL. The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral nor shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.2 of the Credit Agreement. Except as expressly permitted in the Credit Agreement, the Grantor shall not make or permit to be made any transfer of the Collateral and the Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until an Event of Default shall have occurred and be continuing, the Grantor may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

         SECTION 4.10. LIMITATION ON MODIFICATION OF ACCOUNTS. The Grantor will not, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged.

         SECTION 4.11. INSURANCE. (a) The Grantor shall (i) maintain or shall cause to be maintained insurance with financially sound and reputable insurers with an A.M. Best rating of A- or better (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it; (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

                  (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Grantor or the other Loan Parties under the policies directly to the Administrative Agent or the Collateral Agent, (ii) a provision to the effect that neither the Grantor, the Collateral Agent, the Administrative Agent, the Lenders nor any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as loss payee and shall be endorsed or amended to include (i) a provision that the insurer shall pay all proceeds otherwise payable to the Grantor or the other Loan Parties under the policies directly to the Administrative Agent or the Collateral Agent, (ii) a provision to the effect that none of the Grantor, the Administrative Agent, the Collateral Agent, the Lenders or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 60 days' prior written notice thereof by the insurer to the Collateral Agent. All such insurance which covers the Collateral shall include an endorsement in favor of the Collateral Agent, which endorsement shall provide that the insurance, to the extent of the Collateral Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Grantor or by the failure of any grantor to comply with any warranty or condition of the policy. The Grantor shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

                  (c) The Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Grantor's true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantor to the Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.12. LEGEND. The Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.13. COVENANTS REGARDING PATENT, TRADEMARK AND COPYRIGHT COLLATERAL. (a) The Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of the Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

                  (b) The Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and
(iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

                  (c) The Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

                  (d) The Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                  (e) In no event shall the Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

                  (f) The Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

                  (g) In the event that the Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, the Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

                  (h) The Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                   ARTICLE 5.

                                   COLLECTIONS

         SECTION 5.1. COLLECTIONS. (a) The Grantor agrees (i) to notify and direct promptly each Account Debtor and every other person obligated to make payments on Accounts Receivable or in respect of any Inventory (other than customers purchasing Inventory in the ordinary course of business who are not Account Debtors in respect of such purchases) to make all such payments in accordance with the provisions of Section 2.21 of the Credit Agreement, (ii) to use all reasonable efforts to cause each Account Debtor and every other person identified in clause (i) above to make all payments with respect to Accounts Receivable and Inventory in accordance with the provisions of Section 2.21 of the Credit Agreement and (iii) promptly to deposit all payments received by it on account of Accounts Receivable and Inventory, whether in the form of cash, checks, credit card payments, notes, drafts, bills of exchange, money orders or otherwise, in accordance with the provisions of Section 2.21 of the Credit Agreement in precisely the form in which received (but with any endorsements of the Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held by the Grantor for the benefit of the Collateral Agent.

                  (b) Without the prior written consent of the Collateral Agent, the Grantor shall not, in a manner adverse to the Lenders, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in accordance with the provisions of Section 2.21 of the Credit Agreement. Until the Collateral Agent shall have advised the Grantor to the contrary, the Grantor shall, and the Collateral Agent hereby authorizes the Grantor to, enforce and collect all amounts owing on the Inventory and Accounts Receivable, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; PROVIDED, HOWEVER, that such privilege may at the option of the Collateral Agent be terminated upon the occurrence and during the continuance of a Default or an Event of Default.

         SECTION 5.2. POWER OF ATTORNEY. The Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Grantor and in the

Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, (a) at any time whether or not any Default or Event of Default has occurred to take actions required to be taken by the Grantor under
Section 5.1, above, and (b) upon the occurrence and during the continuance of an Event of Default (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (v) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                   ARTICLE 6.

                                    REMEDIES

         SECTION 6.1. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, subject to the terms and conditions of the Interim Borrowing Order or the Final Borrowing Order, as the case may be, subject to the provisions of Section 7.4 of the Credit Agreement, the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law. The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with respect to any Collateral consisting of Accounts Receivable, General Intangibles, Chattel Paper, Documents, and Investment Property to collect the Collateral with or without the taking of possession of any of the Collateral, and (c) with respect to any Collateral consisting of Inventory, Goods, and Equipment, to conduct one or more going out of business sales or any other sale or other disposition of such Collateral and
(d) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral. The Collateral Agent may require the Grantor to assemble the Collateral not previously delivered to the Collateral Agent, and make it available to the Collateral Agent on demand at the Grantor's sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and the Grantor. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale or other disposition (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale or other disposition the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale or other disposition shall hold the property sold or otherwise disposed of absolutely, free from any claim or right on the part of any Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantor five (5) days' written notice (which the Grantor agrees shall be reasonable notice) of the Collateral Agent's intention to make any sale or other disposition of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent, in the exercise of the Collateral Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and none of the Grantor nor any Person claiming under or in right of the Grantor shall have any interest therein. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale or other disposition of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale or other disposition thereof; the Collateral Agent shall be free to carry out such sale or other disposition pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell or otherwise dispose of the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.2. OTHER REMEDIES. The Collateral Agent, or any successor to the Collateral Agent or any purchaser at a foreclosure sale from the Collateral Agent or similar Person, shall have the right to cause all rights and obligations of the Grantor under or in respect of any or all executory contracts and agreements and unexpired leases to which the Grantor is a party and which constitute part of the Collateral to be assumed or rejected pursuant to
Section 365(a) of the Bankruptcy Code as the Collateral Agent or such Person may direct (except to the extent that such obligations were theretofore duly rejected by such Grantor), and to cause such rights or obligations to be assigned to the Collateral Agent or to such Person pursuant to Section 365(f) of the Bankruptcy Code (assuming that adequate assurance of future performance is given). To the fullest extent permitted by law, the Grantor agrees that the Collateral Agent and such other Persons shall have the right to effect such assumption, rejection or assignment, all as the Collateral Agent or such Persons may direct without further action by the Grantor. The Grantor hereby agrees to take all such action as the Collateral Agent and such other Persons may reasonably request to effect any such assumption, rejection or assignment (including but not limited to, in the case of assumption, the Collateral Agent reserving its rights under Section 4.6 to cure any defaults and provide adequate assurance of future performance to the extent that the Grantor refuses or otherwise fails to do so). In addition to the rights and remedies described hereunder, the Collateral Agent shall have the rights and remedies set forth in
Section 7.4 of the Credit Agreement.

         SECTION 6.3. APPLICATION OF PROCEEDS. The Collateral Agent shall apply any Collateral consisting of cash and the proceeds of any collection, sale or other disposition of the Collateral to the extent reduced to cash, in the manner set forth in Section 7.5 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.4. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE 7.

           CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE

         7.1. GENERAL. The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised
Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9 ("Revised Article 9").

         7.2. ATTACHMENT. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Grantor, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Grantor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised
Article 9, the Grantor shall immediately notify the Collateral Agent in a writing signed by the Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

         7.3. PERFECTION BY FILING. The Collateral Agent may at any time and from time to time, pursuant to the provisions of Sections 3.2 and 5.2, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Grantor or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Collateral Agent on behalf of the Grantor, as provided in Sections 3.2 and 5.2, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

         7.4. OTHER PERFECTION, ETC. The Grantor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgement, in form and substance satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent,
(b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection and priority of the Collateral Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

         7.5. SAVINGS CLAUSE. Nothing contained in this Article 7 shall be construed to narrow the scope of the Collateral Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Collateral Agent or any Lender hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

                                   ARTICLE 8.

                                  MISCELLANEOUS

         SECTION 8.1. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.

         SECTION 8.2. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement.

         SECTION 8.3. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the

Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 8.4. BINDING EFFECT. This Agreement shall become effective when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

         SECTION 8.5. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 8.6. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION. (a) Without limiting any of its obligations under the Credit Agreement or other Loan Documents but subject to any applicable limitations on expenses set forth in the Credit Agreement, the Grantor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable and documented expenses, including the reasonable and documented fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

                  (b) Without limitation of its indemnification obligations under the other Loan Documents, the Grantor agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.6 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans or other Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 8.6 shall be payable on written demand therefor.

         SECTION 8.7. GOVERNING LAW. This agreement is an instrument under seal governed by, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of laws) and the provisions of the Bankruptcy Code.

         SECTION 8.8. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Agents, the Issuing Bank and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor, subject to any consent required in accordance with Section 9.2 of the Credit Agreement.

         SECTION 8.9. WAIVER OF JURY TRIAL. THE GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE WAIVERS SET FORTH IN THIS SECTION 8.9.

         SECTION 8.10. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract and shall become effective as provided in Section 8.4. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 8.12. HEADINGS. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.13. CONSENT TO SERVICE OF PROCESS. The Grantor irrevocably consents to service of process in the manner referred to for notices in Section
8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 8.14. TERMINATION. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, there are no Letter of Credit Outstandings and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantor, at the Grantor' expense, all Uniform Commercial Code termination statements and similar documents that the Grantor shall reasonably request in writing to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section
8.14 shall be without recourse to or warranty by the Collateral Agent.

         SECTION 8.15. ORDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, ALL RIGHTS AND REMEDIES OF THE COLLATERAL AGENT OR ANY LENDER UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS OF THE ORDERS, ANY REPRESENTATIONS AND WARRANTIES MADE BY THE GRANTOR IN THIS AGREEMENT ARE SUBJECT TO THE EFFECTS OF SUCH ORDERS, AND ALL SUCH REMEDIES AND THE ENFORCEMENT OF SUCH RIGHTS SHALL BE EXERCISED IN A MANNER CONSISTENT WITH SUCH ORDERS THEN IN EFFECT. IF ANY PROVISION IN THIS AGREEMENT SHALL CONFLICT WITH ANY OF THE PROVISIONS

OF THE ORDERS THEN IN EFFECT, THE PROVISIONS OF THE APPLICABLE ORDER SHALL CONTROL.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the day and year first above written.

                                            LAMONTS APPAREL, INC.,
                                            debtor and debtor in possession

                                            By: /s/Loren Rothschild
                                                ---------------------------
                                            Name:  Loren Rothschild
                                            Title:  Vice Chairman

                                            FLEET RETAIL FINANCE INC.,
                                            as Collateral Agent,

                                            By: /s/ Betsy Ratto
                                                --------------------------
                                            Name:  Betsy Ratto
                                            Title:  Vice President

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF               Wash.             )
                              ---------------------------
                                                         )  ss.
COUNTY OF          King                                  )
         ------------------------------------------------

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 5th day of Jan, 2000, personally appeared Loren Rothschild to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice Chairman of Lamonts Apparel, Inc., a debtor and debtor-in-possession and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Loren Rothschild acknowledged said instrument to be the free act and deed of said corporation.

                                                /s/ Katherine A. Brandhagen
                                                ------------------------------
                                                Notary Public
                                                My commission expires:  3/8/01

                                                Katherine A. Brandhagen

                                 Annex 1 to the
                               Security Agreement

                                     Form Of
                             PERFECTION CERTIFICATE

                                   SCHEDULE I

                                   Copyrights

                                   SCHEDULE II

                                     Patents

                                  SCHEDULE III

                                   Trademarks